EXHIBIT 99.1

ESP RESOURCES’ SUBSIDIARY ENTERS INTO SHAREHOLDER AGREEMENT TO FORM JOINT VENTURE WITH PAPUA NEW GUINEAS’
KOMO UMBRELLA JOINT VENTURE LIMITED

Joint venture to pursue project work related to the development of the Komo International Airfield in Papua New Guinea

SCOTT, LA, May 17, 2012 – ESP Resources, Inc. (OTC Bulletin Board: ESPI) (the “Company” or “ESP Resources”), an oil and gas services company, today announced that on May 11, 2012, the Company, through its newly-formed and wholly-owned subsidiary, ESP Corporation, S.A. (“ESP”), a company incorporated under the laws of Panama, entered into a shareholders’ agreement to form a joint venture called ESP KUJV Limited with Komo Umbrella Joint Venture Limited (“KUVJ”), a company incorporated in Papua New Guinea (“PNG”), for the development of the Komo international airport.

Owned 30% by KUJV and 70% by ESP, respectively, ESP KUJV Limited was formed to pursue, undertake and realize business opportunities within the Komo project area in PNG.  Through the terms of the joint venture, ESP KUJV Limited has the opportunity to be engaged by the world’s largest international and publicly traded oil and gas company to carry out specific project work related to the development of the Komo international airfield.  The Komo airfield is being developed to support the $15.7 billion PNG liquid natural gas project (“PNG LNG”) currently under construction.

With a four year construction schedule that began in 2009, the PNG LNG is one of the largest liquid natural gas development projects ever undertaken.  Currently the project employs over 14,300 people and includes gas production and processing facilities in the Southern Highlands and Western Provinces of PNG, as well as liquefaction and storage facilities with capacity of 6.6 million tons annually.

For more information regarding this announcement, please refer to the corresponding Form 8-K filed with the Securities and Exchange Commission.

About ESP Resources, Inc.:

ESP Resources, Inc. is a publicly-traded oil and gas services company (OTC Bulletin Board: ESPI) headquartered in Scott, LA.  Through its wholly owned subsidiary, ESP Petrochemicals, Inc., the Company manufactures, blends, distributes and markets specialty chemicals and analytical services to the oil and gas industry.  ESP Resources supplies retail and wholesale specialty chemicals for a variety of oil field applications including production, drilling, waste remediation, cleaning, and waste water treatment.  From its blending and distribution facilities, the Company distributes its product line throughout the oil and gas producing regions of Louisiana, Texas, Mississippi, Alabama, Arkansas and Oklahoma, both onshore and offshore.  The wholesale division of the Company supplies specialty chemicals to several retailers operating in West Africa.  The Company's senior management has over 100 years of combined operating experience in the petrochemical industry.  More information is available on the Company’s Website at www.espchem.com.

Legal Notice Regarding Forward-Looking Statements:

This press release contains "forward looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties.  Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management.  Forward looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur.  Information concerning oil or natural gas reserve estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.  Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company.  It is important to note that actual outcomes and actual results could differ materially from those in such forward-looking statements.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this press release.  In evaluating these statements, you should consider the risks discussed, from time to time, in the reports we file with the U.S. Securities & Exchange Commission.  For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see the Company's Form 10-Ks and 10-Qs on file with the U.S. Securities & Exchange Commission.

Contact:

David Dugas, President
ESP Resources, Inc.
david.dugas@espchem.com
(337) 706-7056

Howard Gostfrand, President
American Capital Ventures
info@amcapventures.com
(305) 918-7000